                                                                     EXHIBIT 4.1
                                                                     -----------




-------------------------------------------------------------------------------



                            PRENTISS PROPERTIES TRUST


                                       AND


                     FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                  RIGHTS AGENT





                                 ---------------



                                RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 6, 1998



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

Section 1.  Certain Definitions...................................................................................1

Section 2.  Appointment of Rights Agent...........................................................................5

Section 3.  Issue of Rights and Rights Certificates...............................................................6

Section 4.  Form of Rights Certificates...........................................................................7

Section 5.  Countersignature and Registration.....................................................................8

Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
                      Lost or Stolen Rights Certificates..........................................................9

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights; Restriction on Transfer of
                      Rights.....................................................................................10

Section 8.  Cancellation and Destruction of Rights Certificates..................................................12

Section 9.  Reservation and Availability of Series C Preferred Stock.............................................12

Section 10. Series C Preferred Stock Record Date.................................................................13

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights..........................14

Section 12. Certificates of Adjusted Purchase Price or Number of Shares..........................................21

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................................21

Section 14. Fractional Rights and Fractional Shares..............................................................24

Section 15. Rights of Action.....................................................................................25

Section 16. Agreement of Rights Holders..........................................................................25

Section 17. Rights Certificate Holder Not Deemed a Shareholder...................................................26

Section 18. Concerning the Rights Agent..........................................................................26

Section 19. Merger or Consolidation or Change of Name of Rights Agent............................................26

Section 20. Duties of Rights Agent...............................................................................27

Section 21. Change of Rights Agent...............................................................................29

Section 22. Issuance of New Rights Certificates..................................................................30

Section 23. Redemption and Termination...........................................................................30

Section 24. Exchange ............................................................................................32

Section 25. Notice of Certain Events.............................................................................33

Section 26. Notices .............................................................................................34

Section 27. Supplements and Amendments...........................................................................34

Section 28. Successors...........................................................................................35

Section 29. Determinations and Actions by the Board of Directors, etc............................................35

Section 30. Benefits of this Agreement...........................................................................35

Section 31. Severability.........................................................................................36

Section 32. Governing Law........................................................................................36

Section 33. Counterparts.........................................................................................36

Section 34. Descriptive Headings.................................................................................36


EXHIBIT A -- Form of Rights Certificate

EXHIBIT B -- Form of Summary of Rights


                                      (ii)

                               RIGHTS AGREEMENT
                               ----------------

         This Agreement, dated as of February 6, 1998 (the "Agreement"), between PRENTISS PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a _____________ corporation (the "Rights Agent"), provides as follows:


                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Board of Trustees of the Company has authorized and declared a dividend distribution of one Right (as hereinafter defined) for each outstanding Common Share of the Company to shareholders of record at the Close of Business (as hereafter defined) on the Record Date (as hereinafter defined) and has authorized the issuance of one Right (as such number may hereinafter be adjusted as provided herein) for each Common Share that shall be issued between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined) unless the Board of Trustees provides to the contrary before or at the time of issuance of any such Common Shares, each Right initially representing the right to purchase one Unit of Series B Preferred Shares (as hereinafter defined), and being evidenced by a Rights Certificate in the form attached hereto as Exhibit A, upon the terms and subject to the conditions hereof (the "Rights");


         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


         Section 1. Certain Definitions. For purposes of this Agreement, the
                    -------------------
following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall at any time be the Beneficial Owner of either or both of (i) 10% or more of the Common Shares then outstanding or (ii) 10% or more of the Rights then outstanding, but shall not include: (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (b) Security Capital Preferred Growth Incorporated
(SCPG), including its Affiliates and Associates, provided that SCPG and its Affiliates and Associates shall be an Acquiring Person if and when SCPG and its Affiliates and Associates shall become the Beneficial Owner of either or both of
(i) 11% or more of the Common Shares then outstanding or (ii) 11% or more of the Rights then outstanding; or (c) any such Person who has become and is such a Beneficial Owner solely because (1) of a reduction in the aggregate number of Common Shares outstanding due to a repurchase of Common Shares by the Company since the last date on which such Person acquired Beneficial Ownership of any Common Shares or (2) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (A) cause such Beneficial Ownership to equal or exceed 10% (or, in the case of SCPG and its Affiliates and Associates, 11%) of the Common Shares then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (B) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur. Notwithstanding clause (c)(2) of the preceding sentence, if any Person that is not an Acquiring Person due to such clause (c)(2) does not reduce its percentage of Beneficial Ownership of Common Shares to less than 10% (or, in the case of SCPG and its Affiliates and Associates, 11%) by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so equals or exceeds 10% (or, in the case of SCPG and its Affiliates and Associates, 11%), such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (c)(2) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Trustees of the Company, acting by a vote of those trustees of the Company whose approval would be required to redeem the Rights under Section 23.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:


                   (i) that such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act;


                   (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the
           --------
"Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of the Rights;


                   (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of,
--------
or to "beneficially own," any security under this subparagraph (iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) the beneficial ownership of such security is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                   (iv) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (iii) of this paragraph (c)) or disposing of any voting securities of the Company; provided, however, that notwithstanding any
                                  --------
provision of this Section 1(c), any Person engaged in business as an underwriter of securities who acquires any securities of the Company through such Person's participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, as amended (the "Act"), shall not be deemed the "Beneficial Owner" of, or to "beneficially own," such securities until the expiration of 40 days after the date of acquisition; and provided, further, that
                                                         --------
in no case shall an officer or trustee of the Company be deemed (x) the beneficial owner of any securities beneficially owned by another officer or trustee of the Company solely by reason of actions undertaken by such persons in their capacity as officers or trustees of the Company or (y) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or trustee, by reason of any influence that such officer or trustee may have over the voting of the securities held in the plan.


               (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which national banking institutions in the State of Maryland or State of [JURISDICTION OF RIGHTS AGENT] are authorized or obligated by law or executive order to close.


               (e) "Close of Business" on any given date shall mean 5:00 P.M., Dallas, Texas time, on such date; provided, however, that if such date is not a
                                  --------
Business Day it shall mean 5:00 P.M., Dallas, Texas time, on the next succeeding Business Day.


               (f) "Common Shares" shall mean the common shares of beneficial interest the Company, $.01 par value, except that "Common Shares" when used with reference to any Person other than the Company, if such Person is a corporation, shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest in such Person having power to control or direct the management of such Person, or any shares of capital stock or other equity interests into which the foregoing shall be reclassified or changed.


               (g) "Continuing Trustee" shall mean any member of the Board of Trustees of the Company, while a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and (i) who is a member of the Board on the date of this Agreement or (ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Trustees serving at the time of such nomination or election.

               (h) "Distribution Date" shall mean the earlier of (i) the close of business on the tenth business day after the Share Acquisition Date (as hereinafter defined) or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, such Person would be an Acquiring Person (irrespective of whether any shares were actually purchased pursuant to any such offer).

               (i) "Equivalent Shares" shall mean Series B Preferred Shares (as hereinafter defined) and any other class or series of beneficial interest of the Company that is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company, on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 hereof, the number of shares, or fractions of a share, of such class or series of beneficial interest that is entitled to the same dividend or distribution as a whole Common Share shall be deemed to be one share.

               (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement, unless a different date is otherwise specifically provided herein.

               (k) "Exchange Date" shall mean the date on which the Board of Trustees authorizes the exchange of Rights for Common Shares pursuant to Section 24 hereof.

               (l) "Expiration Date" shall mean the earliest of (i) the close of business on the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) the Exchange Date.

               (m) "Final Expiration Date" shall mean February 23, 2008.

               (n) "Person" shall mean any individual, firm, corporation, partnership or other entity and any particular Person shall include any "group" acting as described in Section 13(d)(3) of the Exchange Act.

               (o) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof, as adjusted in accordance with this Agreement and as in effect from time to time.

               (p) "Record Date" shall mean the Close of Business on February 17, 1998.

               (q) "Rights" shall mean the rights to purchase Series B Preferred Shares (or other securities) as provided in this Agreement.

               (r) "Rights Certificate" shall have the meaning set forth in
Section 3(a) hereof.

               (s) "Section 11(a)(ii) Event" shall mean any occurrence of the event described in the first sentence of Section 11(a)(ii) hereof.

               (t) "Section 13 Event" shall mean any event described in clause
(w), (x), (y) or (z) of Section 13(a) hereof.

               (u) "Series B Preferred Shares" shall mean shares of Series B Junior Participating Preferred Shares, without par value, of the Company.

               (v) "Share Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

               (w) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors, trustees or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

               (x) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

               (y) "Unit" shall mean one one-thousandth of one Series B Preferred Share.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the
                ---------------------------
Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Rights and Rights Certificates.
                ---------------------------------------

            (a) Until the Distribution Date, (x) the Rights shall be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). Subject to the provisions of Section 7(e) hereof, as soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent shall send by first-class, insured, postage prepaid mail, to each such record holder of shares of the Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to
Section 11(n) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.


            (b) A Summary of Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), shall be sent by the Company by first-class, postage prepaid mail, to each record holder of the Common Shares as of the Record Date, at the address of each such holder shown on the records of the Company. Until the Distribution Date, the Rights shall be evidenced by such certificates evidencing the Common Shares, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute, subject to the provisions of Section 7(e) hereof, the transfer of the Rights associated with such Common Shares.


            (c) Unless the Board of Trustees by resolution adopted at or before the time of the issuance (including pursuant to the exercise of rights under the Company's benefit plans) of any Common Shares specifies to the contrary, Rights shall be issued in respect of all Common Shares that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing Common Shares outstanding prior to the Record Date that are issued upon transfer or exchange of such Common Shares, shall also be deemed to be certificates for Rights, and shall bear substantially the following legend:


            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Prentiss Properties Trust (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of February 6, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights
     Agreement, Rights that are owned or that were previously owned by a Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute, subject to the provisions of
Section 7(e) hereof, the transfer of the Rights associated with the Common Shares represented by such certificates.


     In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.


     Section 4. Form of Rights Certificates.
                ---------------------------

                (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Units of Series B Preferred Shares as shall be set forth therein at the price set forth therein (such exercise price per unit, being hereinafter referred to as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

            (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that evidences Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Trustees of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose to avoid or effects the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) substantially the following legend:


     The Rights represented by this Rights Certificate are or were beneficially owned by a person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.


The Company shall notify the Rights Agent, and, if such notification is given orally, the Company shall confirm promptly the same in writing, at such time as the Company has notice that any Person constitutes an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and until such notice is received by the Rights Agent the Rights Agent may conclusively presume for all purposes that the foregoing legend need be imprinted only on Right Certificates beneficially owned by Persons that the Company has previously identified to the Rights Agent as constituting an Acquiring Person or an Affiliate or Associate of an Acquiring Person and transferees of any such Persons.


     Section 5. Countersignature and Registration.
                ---------------------------------

            (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned manually or by facsimile by the Rights Agent and shall not be valid for any purpose unless so countersigned. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent but it shall not be necessary for the same signatory to countersign all of the Rights Certificates issued hereunder. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Rights
                ------------------------------------------------------
Certificates;  Mutilated, Destroyed, Lost or Stolen Rights Certificates.
-----------------------------------------------------------------------

            (a) Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates (other than Rights Certificates that have become void pursuant to Section 7(e) hereof or that have been exchanged pursuant to Section 24 hereof) entitling the registered holder to purchase a like number of Units of Series B Preferred Shares (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

            (b) Subject to Section 7(c) hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.


     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights;
                --------------------------------------------------------------
Restriction on Transfer of Rights.
---------------------------------

            (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(ii), Section 11(a)(iii),
Section 13, Section 23(a), and Section 24 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together, except as otherwise provided in Section 11(a)(ii) hereof, with payment of the aggregate Purchase Price with respect to the total number of Units of Series B Preferred Shares (or Common Shares or other securities or property, as the case may be) as to which surrendered Rights are then exercisable, at or prior to the Expiration Date.

            (b)The Purchase Price for each Unit of Series B Preferred Shares pursuant to the exercise of a Right shall initially be $85.00 and shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in accordance with paragraph (c) below.


            (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Unit of Series B Preferred Shares (or Common Shares, other securities or property, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to
Section 20(k) hereof, thereupon promptly, (i) (A) requisition from any transfer agent of the Units of Series B Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Units of Series B Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Units of Series B Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Units of Series B Preferred Shares as are to be purchased (in which case certificates for the Units of Series B Preferred

Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.


            (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.


            (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Trustees of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effects the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates or Associates, or any transferee thereof, hereunder.


            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.


     Section 8. Cancellation and Destruction of Rights Certificates. All Rights
                ---------------------------------------------------
Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Series B Preferred Shares.
                ---------------------------------------------------------

            (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series B Preferred Shares (or, following the occurrence of a Triggering Event, out of its authorized and unissued Series B Preferred Shares or other securities, as the case may be), the number of Series B Preferred Shares (or such other securities) that, except as provided in Section 11(a)(iii) hereof, will be sufficient from time to time to permit the exercise in full of all outstanding Rights and all Rights that are at the time issuable, in accordance with the provisions of this Agreement.

            (b) So long as the Series B Preferred Shares (and, following the occurrence of a Triggering Event, any other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance.


            (c) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(ii) and (iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act on an appropriate form, with respect to the securities purchasable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and

(iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended. The Company shall also issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that Series B Preferred Shares (or other securities, as the case may be) delivered upon exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Series B Preferred Shares (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Series B Preferred Shares (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Series B Preferred Shares (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Series B Preferred Shares Record Date. Each person in whose
                 -------------------------------------
name any certificate for a number of Units of Series B Preferred Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Units of Series B Preferred Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided,
                                                                    --------
however, that if the date of such surrender and payment is a date upon which the Series B Preferred Shares (or other securities, as the case may

be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate as such shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or
                 ----------------------------------------------------------
Number of Rights. The Purchase Price, the number and kind of shares covered by
----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.


             (a) (i)   In the event the Company shall at any time after the date
of this Agreement (A) declare a dividend on the Series B Preferred Shares payable in Series B Preferred Shares, (B) subdivide the outstanding Series B Preferred Shares, (C) combine the outstanding Series B Preferred Shares into a smaller number of shares, or (D) issue any shares of beneficial interest in a reclassification of the Series B Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Series B Preferred Shares or the number and kind of other shares of beneficial interest, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number of Series B Preferred Shares or the number and kind of other shares of beneficial interest, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Series B Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                 (ii) Subject to Section 23 and Section 24 hereof, in the event any Person becomes an Acquiring Person, then, proper provision shall be made by the Company so that each record holder of each Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof for the Purchase Price in accordance with terms of this Agreement, such number of Units of Series B Preferred Shares (or, in lieu of Series B Preferred Shares, at the option of the Company and to the extent available, such number of Common Shares) as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of Units of Series B Preferred Shares for which a

Right is then exercisable and the denominator of which is 50% of the current market price of a Common Share (determined pursuant to Section 11(d) hereof) on the date of the first occurrence of a Section 11(a)(ii) Event (such result being hereinafter referred to as the "Adjustment Shares").

                 (iii) To the extent that the number of Series B Preferred Shares that are authorized by the Company's Amended and Restated Declaration of Trust but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party subject to any limitations contained in any applicable law, the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price (such excess being hereinafter referred to as the "Spread"), and
(B) with respect to each Right, make adequate provision to substitute for such unavailable Adjustment Shares, upon payment of the applicable Purchase Price,
(1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having, together with the Adjustment Shares issued upon exercise of such Right, an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Trustees of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Trustees of the Company; PROVIDED, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the first occurrence of a Section 11(a)(ii) Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, preferred shares of beneficial interest, par value $.01 per share, of the Company or Common Shares (to the extent such securities are available) and then, if necessary, cash, which securities and/or assets in the aggregate are equal to the Spread. If the Board of Trustees of the Company shall determine in good faith that it is likely that sufficient additional preferred shares of beneficial interest, $.01 par value, of the Company or Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Shares on the date of the first occurrence of a
Section 11(a)(ii) Event.


             (b) If at any time after the date of this Agreement the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or to purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the current market price of such Common Shares or Equivalent Shares on such record date, then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Units of Series B Preferred Shares or Equivalent Shares obtained by multiplying the number of Units of Series B Preferred Shares issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares and Equivalent Shares (if any) to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, that the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of Units of Series B Preferred Shares that such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.


             (c) If at any time after the date of this Agreement the Company shall fix a record date for the making of a distribution to all holders of Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular quarterly cash dividend of the Company in compliance with any applicable law), evidences of indebtedness, assets, securities (other than Common Shares or any Equivalent Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), then, in each such case, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of Units of Series B Preferred Shares obtained by multiplying the number of Units of Series B

Preferred Shares issuable upon exercise of a Right immediately prior to such record date by a fraction, the numerator of which shall be the current market price of a Common Share or an Equivalent Share on the record date and the denominator of which shall be the current market price of a Common Share or an Equivalent Share on such record date less the fair market value (as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such subscription rights, options or warrants applicable to a Common Share or an Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of Units of Series B Preferred Shares that such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

             (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the ten consecutive Trading Days immediately following such date; provided,
                                                                      --------
however, that in the event that the current market price per share of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in shares of such Common Shares or securities convertible into shares of such Common Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of the requisite 30 Trading Day or ten Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices quoted on the Nasdaq Stock Market, as reported by the National Association of Securities Dealers, Inc. ("Nasdaq") or such other quotation system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Trustees of the Company. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Board of Trustees of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                   (ii) For the purpose of any computation hereunder, the "current market price" per share of the Series B Preferred Shares shall be determined in the same manner as set forth above for the Common Shares in
Section 11(d)(i) hereof (other than the last sentence thereof). If the current market price per share of Series B Preferred Shares cannot be determined in the manner provided above or if the Series B Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of the Series B Preferred Shares shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares and Series B Preferred Shares occurring after the date of this Agreement) multiplied by the current market price per share of the Common Shares. If neither the Common Shares nor the Series B Preferred Shares are publicly held or so listed or traded, "current market price" per share of the Series B Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Trustees of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-thousandth of a share of Series B Preferred Shares shall be equal to the "current market price" of one share of Series B Preferred Shares divided by 1000.

             (e) Anything herein to the contrary notwithstanding, no adjustment in the number of Units of Series B Preferred Shares for which a Right is exercisable or in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such number of shares or in the Purchase Price; provided, however, that any adjustments that by
                                 --------
reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Unit of Series B Preferred Shares, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment, or (ii) the Expiration Date.

             (f) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of beneficial interest other than Series B Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and, if required, the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred Shares contained in Section

11(a), (b), (c), (e), (g), (h), (i), (k) and (l) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Series B Preferred Shares shall apply on like terms to any such other shares.

             (g) All Rights originally issued by the Company subsequent to any adjustment made to the number or kind of shares purchasable upon exercise of the Rights or to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the adjusted number of Units of Series B Preferred Shares or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

             (h) Unless the Company shall have exercised its election as provided below in this Section 11(h), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Series B Preferred Shares obtained by (i) multiplying (x) the number of Units of Series B Preferred Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price. On or after the date of any adjustment of the Purchase Price, in lieu of any adjustment in the number of Units of Series B Preferred Shares or any other shares of beneficial interest purchasable upon the exercise of a Right, the Company may elect to adjust the number of Rights. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series B Preferred Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

             (i) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series B Preferred Shares or the number and kind of other securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit, the number of Units and the other terms that were expressed in the initial Rights Certificates issued hereunder.

             (j) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Units of Series B Preferred Shares and other shares of beneficial interest or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Shares and other shares of beneficial interest or securities of the Company, if any, issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall deliver to
                           --------
such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

             (k) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Trustees of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Series B Preferred Shares, (ii) issuance wholly for cash of any Series B Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Series B Preferred Shares or securities that by their terms are convertible into or exchangeable for Series B Preferred Shares,
(iv) share dividend or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series B Preferred Shares shall not be taxable to such shareholders.

             (l) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), (iii) effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(m) hereof), if at the time of or immediately after such consolidation, merger, statutory share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

             (m) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.


             (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

     Section 12. Certificates of Adjusted Purchase Price or Number of Shares.
                 -----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Series B Preferred Shares or the Common Shares, a copy of such certificate, and
(c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
                 --------------------------------------------------------------
Power.
-----

             (a) In the event that, following the Share Acquisition Date, directly or indirectly, (w) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), and the Company shall not be the continuing or surviving person as a result of such consolidation or merger, (x) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving person as a result of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for shares of beneficial interest or other securities of any other Person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the

Company in a transaction that complies with Section 11(m) hereof) after which the Company is a Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(m) hereof), then, and in each such case, proper provision shall be made so that: (i) each record holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Shares of such Principal Party on the date of consummation of such Section 13 Event; and (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

             (b)   "Principal Party" shall mean

                   (i) in the case of any transaction described in clause (w),
(x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which the Common Shares of the Company are converted in such merger, consolidation or statutory share exchange, and if no securities are so issued, the Person that is the other party to such merger, consolidation or statutory share exchange; and

                   (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such
--------
Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

             (c) The Company shall not consummate any such consolidation, merger, statutory share exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, statutory share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

                   (i) prepare and file a registration statement under the Act on an appropriate form with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and similarly comply with applicable state securities laws; and

                   (ii) deliver to record holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or statutory share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

     Section 14. Fractional Rights and Fractional Shares.
                 ---------------------------------------

             (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(n) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices on the Nasdaq Stock Market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Trustees of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Trustees of the Company shall be used.


             (b) The Company shall not be required to issue fractions of Series B Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Series B Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Series B Preferred Shares (other than in such integral multiples). In lieu of fractional Series B Preferred Shares that are not in such integral multiples, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a Series B Preferred Share. For purposes of this Section 14(b), the current market value of one one-thousandth of a Series B Preferred Share shall be one one-thousandth of the current market price of a Series B Preferred Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.


             (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this
                 ----------------
Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares in respect of which Rights have been issued); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of such Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of such Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by
                 ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

             (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

             (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

             (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company, subject to the last sentence of Section 7(e) hereof, nor the Rights Agent shall be required to be affected by any notice to the contrary; and

             (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder,
                 --------------------------------------------------
as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Units of Series B Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.
                 ---------------------------

             (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

             (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, instruction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.
                 ---------------------------------------------------------

             (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that
                                                      --------
such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

             (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties
                 ----------------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

             (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

             (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice-Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

             (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series B Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Series B Preferred Shares will, when so issued, be duly authorized, validly issued, fully paid and nonassessable.

             (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. At any time the Rights Agent may apply to the Company for written instructions with respect to any matter arising in connection with the Rights Agent's duties and obligations arising under this Agreement. Such application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than one Business Day after the Company receives such application, without the Company's consent) unless, prior to taking or initiating any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

             (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.


             (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the
                       --------
selection and continued employment thereof.

             (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

             (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor
                 ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company, and to each transfer agent of the Series B Preferred Shares or Common Shares, by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Series B Preferred Shares or Common Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Texas and Maryland, in good standing, having a principal office in the States Texas and Maryland, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the
                 -----------------------------------
provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Trustees to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board of Trustees of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of Common Shares following the Distribution Date.

     Section 23. Redemption and Termination.
                 --------------------------

             (a) (i) The Company may, at its option, at any time prior to the earlier of (A) the close of business on the tenth day following the Share Acquisition Date, or (B) the Final Expiration Date, redeem all but not less than all the then outstanding Rights (which shall not include any rights that have become void pursuant to Section 7(e) hereof) at a redemption price of $.001 per Right, as it may be appropriately adjusted by the Board of Trustees of the Company to reflect any share split or combination, share dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in Common Shares (based on the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Shares at the time of redemption) or cash; provided, however, that if the
                                                  --------
Board of Trustees of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (x) and (y) below, then there must be Continuing Trustees in office and such authorization shall require the concurrence of a majority of such Continuing Trustees: (x) such authorization occurs on or after the date a Person becomes an Acquiring Person, or (y) such authorization occurs on or after the date of a change (resulting from a proxy solicitation) in a majority of the trustees in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Trustees of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event.

                 (ii) In addition, if there are Continuing Trustees then in office, the Board of Trustees may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price with the concurrence of a majority of such Continuing Trustees, following the occurrence of a Share Acquisition Date and following the expiration of the right of redemption hereunder, if either
(A)(1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or a series of transactions not directly or indirectly involving the Company or any of its Subsidiaries, such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding Common Shares and (2) there are no other Persons, immediately following the occurrence of the event described in clause (1), who are Acquiring Persons, or (B) in connection with the type of transaction specified in Section 13(a) hereof in which all holders of Common Shares are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate.

Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption hereunder is not exercisable.

            (b) Immediately upon the action of the Board of Trustees of the Company authorizing the redemption of the Rights pursuant to subsection (a) of this Section 23 and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Trustees authorizing the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of such Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be effected.

     Section 24. Exchange.
                 --------

             (a) The Company may, at its option, by resolution of its Board of Trustees, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring with respect to the Common Shares after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, under the
                                                  --------
circumstances described in the proviso to Section 23(a)(i) hereof, an Exchange shall be effective only if there are Continuing Trustees and shall require the concurrence of a majority of such Continuing Trustees.

             (b) Immediately upon the action of the Board of Trustees of the Company authorizing the exchange of the Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Trustees authorizing the exchange of the Rights, the Company shall give notice of such exchange to the Rights Agent and to the holders of such Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected.

             (c) In the event that there shall not be sufficient Common Shares authorized but unissued to permit the exchange in full of such Rights in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of shares of other equity securities of the Company or fraction thereof such that the current per share market price of one share of such other equity securities multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such shares of such other equity securities or fraction thereof.

             (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this subsection (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the Exchange Date.

     Section 25. Notice of Certain Events.
                 ------------------------

             (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Series B Preferred Shares or to make any other distribution to the holders of Series B Preferred Shares (other than a regular quarterly cash dividend of the Company in compliance with any applicable law, or (ii) to offer to the holders of Series B Preferred Shares rights or warrants to subscribe for or to purchase any additional Series B Preferred Shares or other shares of beneficial interest of any class or any other securities, rights or options, or
(iii) to effect any reclassification of its Series B Preferred Shares (other than a reclassification involving only the subdivision of outstanding Series B Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), or to effect a statutory share exchange with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(m) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a Subsidiary of the Company in one or more transactions each of which complies with Section 11(m) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Series B Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Series B Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Series B Preferred Shares whichever shall be the earlier.

             (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Series B Preferred

Shares shall be deemed thereafter to refer, if appropriate, not only to Series B Preferred Shares but also to Common Shares or other securities.

     Section 26. Notices. Notices or demands authorized by this Agreement to be
                 -------
given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 Prentiss Properties Trust
                 3890 W. Northwest Highway, Suite 4660
                 Dallas, Texas  75220
                 Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 First Chicago Trust Company of New York
                 525 Washington Boulevard, Suite 4660
                 Jersey City, NJ  07310
                 Attention:  George McIntyre

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. Prior to the Distribution Date and
                 --------------------------
subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, under the circumstances described in the proviso to Section 23(a)(i) hereof, shall be effective only if there are Continuing Trustees and shall require the concurrence of a majority of such Continuing Trustees), or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that this
                                                      --------
Agreement may not be supplemented or amended to lengthen, pursuant to clause
(iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. No supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Common Shares for which a Right is exercisable; provided, however, that at any time prior to the
                              --------
Distribution Date, the Board of Trustees of the Company may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

     Section 28. Successors.  All the covenants and provisions of this Agreement
                 ----------
by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Trustees, Etc. For
                 --------------------------------------------------------
all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Trustees of the Company (and, where specifically provided for herein, the Continuing Trustees) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, where specifically provided for herein, the Continuing Trustees), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or, where specifically provided for herein, by the Continuing Trustees) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Continuing Trustees to any liability to the holders of the Rights.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be
                 --------------------------
construed to give to any Person other than the Company, the Rights Agent, the registered holders from time to time of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; and this

Agreement shall be for the sole and exclusive benefit of the Company and the Persons specified above.

     Section 31. Severability. If any term, provision, covenant or restriction
                 ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Trustees of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Trustees.

     Section 32. Governing Law. This Agreement, each Right and each Rights
                 -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such State.

     Section 33. Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive  Headings.  Descriptive headings of the several
                 ---------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                       PRENTISS PROPERTIES TRUST


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT A

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. R-                                             _________ Rights



NOT EXERCISABLE AFTER FEBRUARY ___, 2008, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE COMPANY, AT ITS OPTION, MAY REDEEM THE RIGHTS EVIDENCED BY THIS CERTIFICATE AT A REDEMPTION PRICE OF $.01 PER RIGHT OR EXCHANGE THE RIGHTS FOR COMMON SHARES ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/(1)/

                               Rights Certificate

         This certifies that ________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 6, 1998 (the "Rights Agreement"), between Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), and First Chicago Trust Company of New York, a ______________ corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Dallas, Texas time) on February 17, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share (a "Unit") of Junior Participating Cumulative Preferred Shares, Series B (the "Series B Preferred Shares") or other securities of the Company, at a purchase price of $85.00 per Unit (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. (All capitalized terms not defined herein shall have the meaning set forth in the Rights Agreement.) The Purchase Price may be paid in cash or by certified bank check or bank draft payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of ______ __, based on the Series B Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Series B Preferred Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Under certain circumstances specified in Section 7(e) of the Rights Agreement, Rights that are or were owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person may become null and void and no longer exercisable by any Person (including any subsequent transferee). Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent or the Secretary of the Corporation.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units of Series B Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered then entitle such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Company, at its option, may redeem the Rights evidenced by this Certificate at a redemption price of $.001 per Right or exchange the Rights for Common Shares.

         No fractional Series B Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a share of Series B Preferred Shares), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series B Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of               ,
            ----------- --  ------


[SEAL]


ATTEST:                                PRENTISS PROPERTIES TRUST



                                        By:
--------------------------------           -------------------------------------
    Secretary                                Title:
                                                   -----------------------------



Countersigned:

FIRST CHICAGO TRUST COMPANY OF NEW YORK


By
   --------------------------
      Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]



FORM OF ASSIGNMENT
------------------


                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)



FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto
     -------------------------------------------------------------------------
                  (Please print name and address of transferee)

------------------------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                     ,
       --------------------  ----

                                       ----------------------------------------
                                       Signature


Signature Guaranteed:

                                  CERTIFICATE
                                  -----------


         The undersigned hereby certifies by checking the appropriate boxes that:


                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:                     ,
       --------------------  ----      -----------------------------------------
                                       Signature



Signature Guaranteed:



                                     NOTICE
                                     ------


         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------


                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)


To:      PRENTISS PROPERTIES TRUST:

         The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the Series B Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:


Please insert social security or other identifying number

------------------------------------------------------------------------------
                         (Please print name and address)


------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


Please insert social security or other identifying number

------------------------------------------------------------------------------
                         (Please print name and address)


------------------------------------------------------------------------------
                         (Please print name and address)

Date:                 ,
       ---------------  ----
                                       --------------------------------
                                       Signature


Signature Guaranteed:

                                   CERTIFICATE
                                   -----------


         The undersigned hereby certifies by checking the appropriate boxes that:


               (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

               (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did

[ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:                        ,
       -----------------------  ----   -----------------------------------------
                                       Signature


Signature Guaranteed:


                                     NOTICE
                                     ------


         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.








/(1)/  The bracketed language shall be inserted only if applicable.

                                                                       EXHIBIT B

             SUMMARY OF RIGHTS TO PURCHASE SERIES B PREFERRED SHARES
             -------------------------------------------------------


         On February 6, 1998, the Board of Trustees of Prentiss Properties Trust, a real estate investment trust organized under the laws of Maryland (the "Company"), approved a Rights Agreement, dated as of and to be effective on February 6, 1998 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent, having the principal terms summarized below. In accordance with the Rights Agreement, the Board also authorized a dividend distribution of one Right for each outstanding common share of beneficial interest, $.01 par value, (the "Common Shares"), of the Company to shareholders of record at the close of business on February 17, 1998 (the "Record Date").

         Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Junior Participating Cumulative Preferred Shares, Series B ("Series B Preferred Shares"). Each one one-thousandth of a share (a "Unit") of a Series B Preferred Share is structured to be the equivalent of one Common Share of the Company. Shareholders will receive one Right per Common Share held of record at the close of business on the Record Date. The exercise price of the Right will be $85.00 subject to adjustment (the "Purchase Price").

         Rights will also attach to Common Shares issued after the Record Date but prior to the Distribution Date unless the Board of Trustees determines otherwise at the time of issuance. The description and terms of the Rights are set forth in the Rights Agreement.

         The Rights will trade with the Common Shares and will be evidenced by Common Shares certificates, and no separate certificates evidencing the Rights (the "Rights Certificates") will be distributed initially. The Rights will separate from the Common Shares and a distribution of the Rights Certificates will occur (the "Distribution Date") upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Shares (the "Share Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially becoming an Acquiring Person. Until the Distribution Date,
(i) the Rights will be evidenced by the Common Shares certificates and will be transferred with and only with such Common Shares certificates, (ii) any Common Shares certificates issued will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 17, 2008, unless earlier redeemed or exchanged by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

         The Agreement provides that if any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Series B Preferred Shares or, at the option of the Company, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the amount of the Purchase Price.

         In the event that, at any time following the Share Acquisition Date,
(i) the Company is acquired in a merger, statutory share exchange, or other business combination in which the Company is not the surviving person, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, Common Shares of the acquiring company having a value equal to twice the Purchase Price. The events set forth in this paragraph and in the immediately preceding paragraph are referred to as the "Triggering Events."

         Upon the occurrence of a Triggering Event that entitles Rights holders to purchase securities or assets of the Company, Rights that are or were owned by the Acquiring Person, or any affiliate or associate of such Acquiring Person, on or after such Acquiring Person's Share Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees). Upon the occurrence of a Triggering Event that entitles Rights holders to purchase Common Shares of a third party, or upon the authorization of an Exchange, Rights that are or were owned by any Acquiring Person or any affiliate or associate of any Acquiring Person on or after such Acquiring Person's Share Acquisition Date shall be null and void and shall not thereafter be exercised by any person (including subsequent transferees).

         The Purchase Price payable, and the number of Series B Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

         At any time after any person becomes an Acquiring Person, the Company may exchange all or part of the Rights (except as set forth below) for Common Shares (an "Exchange") at an exchange ratio of one share per Right, as appropriately adjusted to reflect any share split or similar transaction.

         At any time until ten business days following the Share Acquisition Date or ten business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to make an Exchange or to redeem the Rights shall require the concurrence of a majority of the Continuing Trustees (as defined below). Additionally, the Company may thereafter but prior to the occurrence of a Triggering Event redeem the Rights in whole, but not in part, at the Redemption Price provided that such redemption is incidental to a merger or other business combination transaction involving the Company that is approved by a majority of the Continuing Trustees, and does not involve an Acquiring Person, and is one in which all holders of Common Shares are treated alike. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 10% of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board ordering redemption of the Rights, with, where required, the concurrence of the Continuing Trustees, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The term "Continuing Trustees" means any member of the Board who was a member of the Board immediately before the adoption of the Rights Agreement and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Trustees, but does not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Series B Preferred Shares (or other consideration) of the Company or for Common Shares of the acquiring company as set forth above.

         Other than certain provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, only with the concurrence of the Continuing Trustees) in order to cure any ambiguity, to make certain other changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to adjust the time period governing redemption
--------
may be made at such time as the Rights are not redeemable.